                                                                     EXHIBIT 4.7


NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES. THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                                            ORIGINAL ISSUE DATE:
                                                                             [ ]

                                                                            $[ ]
No. [  ]


                              MILLENNIUM CELL INC.
                          SECURED CONVERTIBLE DEBENTURE
        DUE ON THE THIRD YEAR ANNIVERSARY OF THE [ORIGINAL ISSUE DATE](1)
               [ORIGINAL ISSUE DATE OF THE INITIAL DEBENTURES](2)

         THIS DEBENTURE is one of a series of duly authorized and issued debentures of Millennium Cell Inc., a corporation organized under the laws of the state of Delaware (the "COMPANY"), designated as its Secured Convertible Debentures, due on the third year anniversary of the Original Issue Date (as defined herein) in the aggregate principal amount of [ ] Million Dollars ($[ ](3) (collectively, the "DEBENTURES").

         FOR VALUE RECEIVED, the Company promises to pay to the order of [ ] or its registered assigns (the "HOLDER") the principal sum of [ ] Dollars ($[ ]) and any additional sums due pursuant to the terms hereof on the third year anniversary of the [Original Issue Date](4) [original issue date of the Initial Debentures (as defined in the Purchase Agreement)](5), or such

----------

(1)      Only with respect to Initial Debentures.

(2)      Only with respect to Additional Debentures

(3)      $9,000,000 - Initial Debentures

         $3,000,000 - Additional Debentures

(4)      Only with respect to Initial Debentures.

(5) Only with respect to Additional Debentures earlier date as the Debentures are required or permitted to be repaid hereunder ("MATURITY DATE"), and to pay interest to the Holder on the principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions.

                  1. Definitions. As used in this Debenture, the following terms shall have the meanings set forth in this Section 1:

                  "ADJUSTMENT DATE" means the tenth Trading Day following the Delivery Date.

                  "ADJUSTMENT NOTICE" means a written notice delivered by the Company to a Holder pursuant to Section 6(c), indicating the Company's intent to adjust the Conversion Price pursuant to Section 6(c).

                  ["ADJUSTMENT PERCENTAGE" means, as of any Adjustment Date, if the Holder shall have converted prior thereto an aggregate principal amount of Debentures between: (i) $0 and $2,500,000, 88%; (ii) $2,500,001 and $5,000,000, 90%; (iii) $5,000,001 and $7,500,000, 92%;
         (iv) $7,500,001 and $9,000,000, 94%.](6)

                  ["ADJUSTMENT PERCENTAGE" means, as of any Adjustment Date, if the Holder shall have converted prior thereto an aggregate principal amount of Debentures between: (i) $0 and $1,000,000, 94%; and (v) $1,000,001 to $3,000,000, 96%.](7)

                  "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or Liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary thereof fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

----------

(6)      Only for Initial Debentures.

(7)      Only for Additional Debentures.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or required by law or other governmental action to close.

                  "CHANGE OF CONTROL" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "CLOSING DATE" shall have the meaning set forth in the Purchase Agreement.

                  "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market on which the Common Stock is then listed or quoted; (b) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on an Eligible Market or the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sales price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Company's common stock, $.001 par value, and stock of any other class into which such shares may be reclassified or changed.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or a subsidiary thereof which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "COMPANY CONVERSION DATE" means the tenth (10th) day immediately following the date a Company Conversion Notice together with the Conversion Schedule is delivered to the Holder pursuant to
         Section 6(b).

                  "COMPANY CONVERSION NOTICE" means a written notice in the form attached hereto as Exhibit B.

                  "COMPANY PREPAYMENT PRICE" for any Debentures which shall be subject to prepayment pursuant to Section 8(a), shall equal the sum of:
         (i)105% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "CONVERSION DATE" means either a Holder Conversion Date, a Company Conversion Date or an Adjustment Date.

                  "CONVERSION NOTICE" means either a Holder Conversion Notice or a Company Conversion Notice.

                  "CONVERSION PRICE" means the Initial Conversion Price, subject to adjustment from time to time pursuant to Sections 6(c) (solely with respect to conversions pursuant to Section 6(c)) and 6(j).

                  "DELIVERY DATE" means the date an Adjustment Notice is delivered to the Holder pursuant to Section 6(c).

                  "EFFECTIVE DATE" means the date that the initial Registration Statement required by the Registration Rights Agreement is first declared effective by the Commission.

                  "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq or the Nasdaq Small Cap Market.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder pursuant to an effective registration statement, and the prospectus thereunder is available for use by the Holder to sell such shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing on such Eligible Market upon issuance;

         (iv) such issuance would be permitted in full without violating [Section 6(d)(ii) hereof or](8) the rules or regulations of the Eligible Market on which such shares are listed or quoted; (v) no Event of Default nor any event that with the passage of time and without being cured would constitute a Event of Default has occurred and not been cured, and (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated.

                  "EVENT OF DEFAULT" means the occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i) any default in the payment of principal or liquidated damages in respect of any Debentures, as and when the same becomes due and payable (whether by acceleration or otherwise) or any default in the payment of interest in respect of any Debentures, within five Business Days of when the same becomes due and payable;

                           (ii) a Bankruptcy Event;

                           (iii) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for an aggregate of twelve Trading Days (which need not be consecutive Trading Days), provided, that voluntary suspensions of the Common Stock from an Eligible Market by the Company for less than one hour at a time to disseminate material information shall not be included within such number of Trading Days;

                           (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Business Day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of Debentures in accordance with the terms hereof;

                           (v) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

                           (vi) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven days after notice therefor is delivered hereunder or shall fail to pay any liquidated damages due pursuant to the Transaction Documents within seven days of the date of the request for such payment;

                           (vii) the occurrence of a Change of Control;

----------

(8)      Only with respect to Initial Debentures.

                           (viii) during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than seven consecutive Trading Days or an aggregate of twenty Trading Days (which need not be consecutive Trading
         Days);

                           (ix) the Company defaults in the timely performance of any other obligation under the Transaction Documents [(other than in connection with the failure to issue the Additional Debentures and obtain the Additional Letter of Credit (as defined in the Purchase Agreement) due to the inability of the Company to obtain the Shareholder Approval or meet the condition set forth in Section 2.4(b)(iii) of the Purchase Agreement)](9) and such default continues uncured for a period of five Trading Days after the date on which notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within five Trading Days);

                           (x) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of ten days from the Event Date (as defined in the Registration Rights Agreement) relating thereto;

                           (xi) the Company or any Subsidiary defaults in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $500,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

                           (xii) either: (A) the Letter of Credit (as defined in Section 2(a)) shall be revoked, withdrawn, terminated or disaffirmed by the Bank (as defined in Section 2(a)) or (B) the Holder shall have received notification from the Bank pursuant to the Letter of Credit that the Letter of Credit shall not be renewed and: (x) 45 days shall have elapsed since the delivery of such notification, (y) such non-renewal shall not have been withdrawn by the Bank prior to such 45th day and (z) the Company shall not have delivered a substitute letter of credit in form and substance satisfactory to the Holder in its sole and absolute discretion.

                  "FINAL RELEASE DATE" means, subsequent to the Effective Date, the tenth (10th) Trading Day immediately following a period of twenty consecutive Trading Days during

----------

(9)      Only with respect to Initial Debentures.

         which the Closing Prices on each of such twenty consecutive Trading Days is greater than 120% of the Initial Conversion Price.

                  "HOLDER CONVERSION DATE" means the date a Holder Conversion Notice together with the Conversion Schedule is delivered to the Company pursuant to Section 6(a).

                  "HOLDER CONVERSION NOTICE" means a written notice in the form attached hereto as Exhibit A.

                  "HOLDER PREPAYMENT PRICE" for any Debentures required to be prepaid pursuant to Section 8(b) shall equal the sum of: (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "INITIAL CONVERSION PRICE" shall initially equal $4.25.

                  "INTEREST PAYMENT DATE" means each March 31, June 30, September 30 and December 31, beginning on the first such date following the Original Issue Date, except if such date is not a Trading Day, in which case such Interest Payment Date shall be the next succeeding Trading Day.

                  "INDEX PRICE" means the average of the VWAP's for the 10 consecutive Trading Days immediately following the Delivery Date.

                  "INTEREST RATE" means a rate of interest paid from time to time on money market accounts held at First Union National Bank.

                  "LIQUIDATION" means for any Person, any liquidation, dissolution or winding-up of such Person, whether voluntary or involuntary, by operation or law or otherwise.

                  "MANDATORY CONVERTIBLE AMOUNT" means $500,000, provided, that with respect to each Adjustment Date, such amount may be increased up to $2,500,000 by mutual consent of the Holder and the Company reached prior to the applicable Adjustment Date.

                  "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of: (i) the greater of (A) 130% of the principal amount of Debentures to be prepaid and, if applicable, the Reinstated Principal, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid and, if applicable, the Reinstated Principal, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately preceding (x) the date of the Event of Default or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on
         (x) the date of the Event of Default or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "NASDAQ" means the Nasdaq National Market.

                  "ORIGINAL ISSUE DATE" means the date of the first issuance of any Debentures, regardless of the number of transfers of any particular Debenture and regardless of the number of certificates which may be issued to evidence such Debentures.

                   "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing concerning the interpretation, enforcement or defense of any transaction contemplated by any Transaction Document (whether brought against a party hereto or such parties affiliates, directors, officers, employees or agents).

                  "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of June 19, 2002, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 19, 2002, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements of the Registration Rights Agreement and covering the resale of, among other things, all Underlying Shares by the Holders who shall be named as "selling stockholders" thereunder.

                   "REINSTATED PRINCIPAL" means the principal amount of Debentures converted during the ten Trading Days preceding the delivery of an Event of Default Notice, for which the Company issued or was obligated to issue Underlying Shares to the Holder.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSIDIARY" shall have the meaning set forth in the Purchase Agreement.

                  "TRADING DAY" means: (a) a day on which the shares of Common Stock are traded on an Eligible Market, or (b) if the shares of Common Stock are not listed on an Eligible Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

                  "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

                  "UNDERLYING SHARES" means, collectively, the shares of Common Stock issuable upon conversion of Debentures in accordance with the terms hereof.

                   "VWAP" means on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg L.P., or any successor performing similar functions.

                  "WARRANTS" shall have the meaning set forth in the Purchase Agreement.

                  2.       Letter of Credit.

                           (a) This Debenture is the debenture referred to in an
irrevocable letter of credit issued by First Union National Bank (the "BANK") in favor of the Holder in an original amount of $[ ](10), a copy of which is annexed hereto as Annex A (the "LETTER OF CREDIT"). The Company hereby acknowledges that the Holder and any subsequent Holder shall be entitled to the benefits of the Letter of Credit and covenants and agrees that it will not impair the Holder's rights under the Letter of Credit and (except to the extent provided in Section 2(b)) shall maintain the Letter of Credit in full force and effect.

                           (b) The Holder agrees that the face amount of the
Letter of Credit shall be reduced from time to time pursuant to the terms set forth below:

                                    (i) subsequent to each Conversion Date, the
face amount of the Letter of Credit shall be reduced on the date on which the Holder receives the Underlying Shares it is entitled to receive subsequent to such Conversion Date pursuant to Section 6(e), by an amount equal to the principal amount of Debentures converted on such Conversion Date less any interest payment accreted to principal up to such date;

                                    (ii) the face amount of the Letter of Credit
shall be reduced by an amount equal to the Holder Prepayment Price or the Company Prepayment Price paid by the Company pursuant to the delivery of a Holder Prepayment Notice or Company Prepayment Notice, as applicable, as set forth in Section 8, upon receipt by the Holder of such payment; and

                                    (iii) on the Final Release Date and provided
that: (A) the Equity Conditions are satisfied on such date with respect to the Underlying Shares issuable upon conversion in full of the then outstanding principal amount of Debentures and (B) the Underlying Shares issuable upon conversion in full of the then outstanding principal amount of Debentures

----------

(10)     $9,000,000 - Initial Debentures

         $3,000,000 - Additional Debentures
would not violate Section 6(d)(i), the Letter of Credit shall be canceled and shall cease to secure any Debentures which may be outstanding as of such Final Release Date.

                  (c) The Holder shall, within five Trading Days of the occurrence of any of the events set forth in Section 2(b), provide the Bank with Exhibit C attached to the Letter of Credit indicating the occurrence of such event.

                  (d) Upon the failure of the Company to timely pay to the Holder any amount which is then due and payable to the Holder under this Debenture, whether pursuant to Section 7, Section 8 or any other applicable Section herein, the Holder shall be entitled to draw on the Letter of Credit to the extent of any such payment or payments so due to the Holder is not timely paid by the Company.

                  (e) Any amounts received by the Holder pursuant to a draw on the Letter of Credit shall be applied against all unsatisfied obligations of the Company under this Debenture.

         3.       Interest.

                  (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture (including any interest added to such principal in accordance with this Section
3) at an annual rate equal to the Interest Rate, payable quarterly in arrears on each Interest Payment Date. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date.

                  (b) Subject to the conditions and limitations set forth below, the Company need not pay interest under this Debenture in cash, but may add the amount of such interest to the principal amount of this Debenture. To pay the interest payable on an Interest Payment Date in cash, the Company must deliver written notice to the Holder indicating its election to make such cash payment at least 20 calendar days prior to such Interest Payment Date, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised on not less than 20 calendar days notice prior to an Interest Payment Date. Failure to timely provide such written notice shall be deemed an election by the Company to accrete the amount of any interest to the principal amount of this Debenture, unless payment of interest in such manner is not permitted at the time of any such payment, in which case such interest must be paid in cash on the Interest Payment Date. All interest payable on any Interest Payment Date must be paid in the same manner.

                  (c) Notwithstanding the foregoing, the Company may not pay interest by accreting the amount thereof to the principal amount of the Debentures unless, on the Interest Payment Date, the Equity Conditions are satisfied with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Debentures (after giving effect to such addition to principal). If the Company is required but fails to pay interest in cash on any Interest Payment Date, the Holder may (but shall not be required to), by notice to the Company, treat such interest as if it had been accreted to the principal amount of this Debenture as of such Interest Payment Date.

         4. Registration of Debentures. The Company shall register the Debentures upon records to be maintained by the Company for that purpose (the "DEBENTURE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

         5. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new debenture, in substantially the form of this Debenture (any such new debenture, a "NEW DEBENTURE"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Transfers of this Debenture and the Underlying Shares issuable on conversion thereof hereby are governed by Section 4.1 of the Purchase Agreement.

         6.       Conversion

                  (a) At the option of the Holder. All or any portion of the principal amount of this Debenture then outstanding shall be convertible into shares of Common Stock at the Conversion Price (subject to limitations set forth in Section 6(d)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions under this Section 6(a), by delivering to the Company a Holder Conversion Notice together with a schedule in the form of Schedule 1 attached hereto (the "CONVERSION SCHEDULE"). The number of Underlying Shares issuable upon any conversion hereunder shall (subject to limitations set forth in Section 6(d)) equal the outstanding principal amount of this Debenture to be converted (including any interest payments accreted to principal pursuant to the terms hereof) divided by the Initial Conversion Price. If the Holder is converting less than all of the principal amount represented by this Debenture, or if a conversion hereunder may not be effected in full due to the application of
Section 6(d)(i), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion
Schedule indicating the principal amount which has not been converted.

                  (b) At the option of the Company. Subject to the conditions set forth in this Section 6(b) and Section 6(d), at any time after the earlier of (x) the first year anniversary of the Original Issue Date and (y) the 14th month anniversary of the Closing Date, the Company may require a conversion, at the Conversion Price and on the Company Conversion Date, of all or a portion of the outstanding principal amount of this Debenture if: (i) both: (A) the average of the Closing Prices during any 30 consecutive Trading Days following the first year anniversary of the Closing Date is equal to or greater than 120% of the Initial Conversion Price and (B) the Closing Price for each of 15 Trading Days (which need not be consecutive) during such 30 consecutive Trading Day period is equal to or greater than 120% of the Initial Conversion Price and (ii) all of the Equity Conditions are satisfied as of the Company Conversion Date with respect to the Underlying Shares potentially issuable in connection with such proposed conversion. The Company shall exercise its right to require conversions hereunder by delivering to the Holder a Company Conversion Notice together with a Conversion Schedule within 10 Business Days of the satisfaction of the condition set forth in clause (i) of the immediately preceding sentence. Notwithstanding anything herein to the contrary, if any of the conditions set forth in clauses (i) and (ii) herein shall cease to be in effect during the period between the date of the delivery of the Company Conversion Notice and the Company Conversion Date, then the Holder subject to such conversion may elect, by written notice to the Company given at any time after any such conditions shall cease to be in effect, to invalidate ab initio such conversion. The number of Underlying Shares issuable upon any conversion hereunder shall (subject to limitations set forth in Section 6(d)) equal the outstanding principal amount of this Debenture to be converted (including any interest payments accreted to principal pursuant to the terms hereof) divided by the Initial Conversion Price. The conversion subject to each Company Conversion Notice, once given, shall be irrevocable as to the Company. If the conversion of a principal amount of Debentures indicated in a Company Conversion Notice would result in the issuance to the Holder of Underlying Shares in excess of the amount permitted pursuant to Section 6(d)(i), the Holder shall notify the Company of this fact and the Company shall: (x) honor the conversion for the maximum principal amount of Debentures permitted, pursuant to Section 6(d)(i), to be converted on such Company Conversion Date and (y) cancel the Company Conversion Notice with respect to the portion of the principal amount of Debentures the conversion of which would violate Section 6(d)(i).

                  (c) Company's option to adjust Conversion Price and force conversion. At any time and from time to time after [the later to occur of: (i) the second month anniversary of the Closing Date and (ii) the Effective Date](11) [the date on which the Initial Debentures (as defined in the Purchase Agreement) shall no longer be outstanding](12), the Company shall have the option, upon the delivery of an Adjustment Notice to the Holder, to adjust the Conversion Price then in effect with respect to the Mandatory Convertible Amount applicable to such Adjustment Notice to equal the lesser of: (A) the Initial Conversion Price and (B) the product of (x) the applicable Adjustment Percentage and (y) the Index Price. Subject to the terms hereof (including, without limitation, Section 6(d)(i)), on each Adjustment Date immediately following the delivery of an Adjustment Notice, the applicable Mandatory Convertible Amount shall be converted into Underlying Shares at the Conversion Price as adjusted on such Adjustment Date pursuant to the terms of the immediately preceding sentence, provided, that such conversion shall only occur if all of the Equity Conditions are satisfied as of the Adjustment Date with respect to the Underlying Shares potentially issuable in connection with such proposed conversion. Notwithstanding anything herein to the contrary, the Company shall not be entitled to deliver an Adjustment Notice prior to the tenth (10th) Trading Day immediately following the immediately preceding Delivery Date. If a conversion of the Mandatory Convertible Amount would result in the issuance to the Holder of Underlying Shares

----------

(11)     Only with respect to the Initial Debentures

(12)     Only with respect to the Additional Debentures.

in excess of the amount permitted pursuant to Section 6(d)(i), the Holder shall notify the Company of this fact and the Company shall: (x) honor the conversion for the maximum principal amount of Debentures permitted, pursuant to Section 6(d)(i), to be converted on the applicable Adjustment Date and (y) cancel the portion of the Mandatory Convertible Amount the conversion of which would violate Section 6(d)(i).

         (d)      Certain Conversion Restrictions.

                  (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Holder Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restriction contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.

                  (ii) [If the Company has not previously obtained Shareholder Approval (as defined below), then the Company may not issue in excess of the Issuable Maximum upon conversions of the Debentures. The "ISSUABLE MAXIMUM" means a number of shares equal to 3,185,000, less: any number of shares of Common Stock previously issued upon conversion of this Debenture and any other Initial Debentures and exercise of any Warrants issued to the Holder on or prior to the Original Issue Date. Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the principal amount of Debentures issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold Debentures, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date:
(A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Debentures would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders, as may be required by the applicable rules and regulations of the Nasdaq (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "SHAREHOLDER APPROVAL"), then, the Company shall issue to the converting Holder a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PRINCIPAL AMOUNT"), the applicable Holder shall have the right to require the Company to either: (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) pay cash, in an amount equal to the Excess Principal Amount (and accrued and unpaid interest thereon). If a Holder shall have elected the first option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the 90th day after such request, then within three (3) days of such 90th day, the Company shall pay cash to such Holder an amount equal to Excess Principal Amount (and accrued and unpaid interest thereon). Notwithstanding anything herein to the contrary, if on any date other than a Conversion Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Debentures would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the Shareholder Approval, then, the Holder shall be entitled to require the Company to pay to it in cash an amount equal to the principal amount of Debentures (and accrued and unpaid interest thereon) then held by such Holder for which a potential conversion on such date would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum. The outstanding principal amount of Debentures shall be reduced by the Excess Principal Amount upon the Holder's receipt of the Excess Principal Amount pursuant to the terms hereof. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.](13)

                  (e) Mechanics of Conversion. By the third Trading Day after each Conversion Date, the Company shall issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion which, unless required by the Purchase Agreement, shall be free of all restrictive legends. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date. If the Company's transfer agent is eligible to participate in the Depositary Trust Corporation DWAC system and no legends are required to be included on the certificates representing Underlying Shares pursuant to the Purchase Agreement, the Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (f) To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture unless the aggregate principal amount represented by such Debenture is being converted, in which event, the Holder shall deliver such Debenture promptly to the Company (it being understood that such delivery is not a condition precedent to the Company's obligations to deliver Underlying Shares upon such conversion). Conversions

----------

(13)     Only with respect to the Initial Debentures.

hereunder shall have the effect of lowering the outstanding principal amount represented by such Debenture in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule which will be maintained by the Company and the Holder and be binding on both parties absent manifest error.

                  (g) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof (including, without limitations, Section 6(d)) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

                  (h) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 6(e), then the Holder will have the right to rescind such conversion.

                  (i) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 6(e), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by (2) the Closing Price at the time of the obligation giving rise to such purchase obligation and (B) at the option of the Holder, either reinstate the principal amount of Debentures and equivalent number of Underlying Shares for which such conversion was not timely honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with a market price on the date of conversion totaling $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (j) Adjustments to Conversion Price. The Conversion Price in effect on any Conversion Date shall be subject to adjustments in accordance with this Section 6(j):

                           (i) Stock Dividends and Splits. If the Company, at
any time while any Debentures are outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common

Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                           (ii) Additional Distributions. If the Company, at any
time while any Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which the principal amount of Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (iii) Subsequent Equity Sales. If the Company or any
subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the option of the Holder for such conversions as it shall indicate, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No further adjustments shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion or exercise of the applicable Common Stock Equivalent. Notwithstanding the foregoing, no adjustment will be made under this Section 6(j)(iii) in respect of:

                           (A) Any grant of an option or warrant for Common
Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive or consulting arrangement approved by the Company's board of directors;

                           (B) Any rights or agreements to purchase Common Stock
Equivalents outstanding on the date hereof and as specified in Schedule 3.1(g) to the Purchase Agreement (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein);

                           (C) Any Common Stock or Common Stock Equivalents
issued for consideration other than cash pursuant to a merger, consolidation, acquisition or other similar business combination;

                           (D) Any issuances of Common Stock or Common Stock
Equivalents to a Person which is or will be, itself or through its subsidiaries, an operating company in a business related to or complementary with the business of the Company and in which the Company receives reasonably material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities;

                           (E) Any Common Stock Equivalents that entitle the
holders thereof to acquire up to 500,000 shares of Common Stock issued pursuant to any equipment leasing arrangement;

                           (F) Any Common Stock or Common Stock Equivalents
issued to pay all or a portion of any investment banking, finders or similar fee or commission, which entitles the holders thereof to acquire shares of Common Stock at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits;

                           (G) Any shares of Common Stock issued upon the
exercise of the Warrants or any similar warrant or conversion of the Debentures issued pursuant to the Purchase Agreement;

                           (H) a bona fide underwritten public offering of the
Common Stock resulting in gross proceeds in excess of $15 million to the Company (it being understood that equity line transactions, including any on going warrant financing, or any similar arrangements shall not constitute a bona fide underwritten public offering of the Common Stock for the purposes hereof); or

                           (I) Any adjustment to the Conversion Price pursuant
to Section 6(c).

                  (iv) Calculations. All calculations under this Section 6(j) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                           (v) Notice of Adjustments. Whenever the Conversion
Price is adjusted pursuant to the terms hereof the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (k) Fundamental Transactions. If, at any time while this Debenture is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon conversion of the outstanding principal amount of this Debenture, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Underlying Shares then issuable upon conversion in full of the outstanding principal amount of this Debenture (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the outstanding principal amount of this Debenture following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (i) issue to the Holder a new debenture substantially in the form of this Debenture and consistent with the foregoing provisions (omitting Section 6(j)(iii) hereof) and evidencing the Holder's right to purchase the Alternate Consideration at the Conversion Price upon conversion thereof, or (ii) purchase the Debenture from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unconverted portion of the outstanding principal amount of this Debenture (together with any accrued but unpaid interest thereon) on the date of the Fundamental Transaction as well as assumptions reasonably mutually acceptable to the Company and the Holder, provided that for purposes of such calculation, the market price of the Common Stock shall be the closing bid price of the Common Stock on the Trading Day immediately preceding the public announcement of the Fundamental Transaction and the volatility factor shall be determined by reference to the 12 month average industry volatility measures. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (k) and insuring that the Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (l) Reclassifications; Share Exchanges. In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Debentures then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Debentures could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (m) Notice of Corporate Events. If (a) the Company shall declare a dividend (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any Change of Control transaction or Fundamental Transaction, (e) the entering into an agreement to effectuate a Change of Control transaction or Fundamental Transaction, or (f) the Company shall authorize the Liquidation of the Company; then the Company shall file a press release or Current Report on Form 8-K to disclose such occurrence and notify the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such Change of Control transaction or Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon any such Change of Control Transaction or Fundamental Transaction. Holders are entitled to convert principal amount of this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                  (n) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding principal amount of Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized and issued and fully paid and nonassessable.

                  (o) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price on the applicable Conversion Date. If any fraction of an Underlying Share would, except for the provisions of this Section 6(o), be issuable upon a conversion hereunder, the Company shall pay an amount in cash equal to the Conversion Price multiplied by such fraction.

                  (p) The issuance of certificates for Common Stock on conversion of principal amount of this Debenture shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted.

                  (q) Any and all notices or other communications or deliveries to be provided by the Holders, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company addressed to 1 Industrial Way West, Eatontown, New Jersey, Facsimile No.: (732) 542-4010, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6(q) prior to 6:30 p.m. (New York City time)(with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 6(q) later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         7. Prepayments Upon Events of Default. Upon the occurrence of an Event of Default, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right exercisable at the sole option of such Holder, and by delivery of a written notice to the Company to require the Company (an "EVENT OF DEFAULT NOTICE"), to prepay all or a portion of the Debentures then held by such Holder and, at the option of the Holder, all or a portion of the Reinstated Principal, for an amount, in cash, equal to the Mandatory Prepayment Amount. The Mandatory Prepayment Amount shall be due and payable within five Trading Days of the date of the Event of Default Notice. For purposes of this Section 7, principal amount of Debentures shall remain outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. Notwithstanding anything herein to the contrary, upon the occurrence of a Bankruptcy Event, all outstanding principal and accrued but unpaid interest on this Debenture shall immediately become due and payable in full in cash, without any further action by the Holder, and the Company shall immediately be obligated to pay the Mandatory Prepayment Amount pursuant to this paragraph as if the Holder had delivered a Event of Default Notice immediately prior to the occurrence of any such Event of Default. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         8.       Other Prepayments

                  (a) Prepayment at the Option of the Company.

                           (i) At any time following the Original Issue Date and
prior to the Maturity Date, upon delivery of a written notice to the Holder (a "COMPANY PREPAYMENT NOTICE" and the date such notice is delivered by the Company, the "COMPANY NOTICE DATE"), the Company shall be entitled to prepay a principal amount of Debentures equal to the lesser of (x) the aggregate outstanding principal amount of Debentures then held by the Holder and (y) the principal amount of Debentures which may be converted without violation of
Section 6(d)(i), in either case, for an amount in cash equal to the Company Prepayment Price. Notwithstanding anything herein to the contrary, the Company shall only be entitled to deliver a Company Prepayment Notice pursuant to the terms hereof if the Equity Conditions are satisfied with respect to all shares of Common Stock issuable upon a Company Notice Date. If any of Equity Conditions shall cease to be in effect during the period between the Company Notice Date and the date the Company Prepayment Price is paid in full, then the Holder subject to such prepayment may elect, by written notice to the Company given at any time after any of the Equity Conditions shall cease to be in effect, to invalidate ab initio such optional prepayment, notwithstanding anything herein contained to the contrary. The Holder may convert any portion of the outstanding principal amount of the Debentures subject to a Company Prepayment Notice prior to the date that the Company Prepayment Price is due and paid in full. Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice.

                           (ii) The Company Prepayment Price shall be due on the
20th Trading Day immediately following the Company Notice Date. Any such prepayment shall be free of any claim of subordination. If any portion of the Company Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 12% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Company Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Company Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate ab initio such Company Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary. If the Holder makes such an election, this Debenture shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this Section 8.

                  (b)      Prepayment at the Option of the Holder.

                           (i) At any time following the Effective Date and
prior to the Maturity Date, the Holder shall have the right, exercisable at the sole option of the Holder, and by delivery of a written notice (a "HOLDER PREPAYMENT NOTICE" and the date such notice is delivered by the Holder, the "HOLDER NOTICE DATE") to the Company, to require the Company to prepay all or a portion of the Debentures then held by the Holder for an amount in cash, equal to the Holder Prepayment Price which shall be due and payable on the 20th Trading Day following the delivery of the Holder Prepayment Notice by the Holder. Notwithstanding anything herein to the contrary, the Holder shall only be entitled to deliver a Holder Prepayment Notice pursuant to the terms hereof if either: (x) during the eighteen (18) months immediately following the Closing Date, the Holder has not converted [more than 66 2/3% of the original principal amount of Debentures issued to it on the Original Issue Date](14) [more than 66 2/3% of the original principal amount of Initial Debentures issued to it on the Initial Settlement Date (as defined in the Purchase Agreement)](15) or (y) at any time prior to the Maturity Date, the Company shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock other than (A) a grant of an option or warrant for Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive or consulting arrangement approved by the Company's board of directors or (B) any issuances of Common Stock or Common Stock Equivalents to a Person which is or will be, itself or through its subsidiaries, an operating company in a business related to or complementary with the business of the Company and in which the Company receives reasonably material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                           (ii) If any portion of the Holder Prepayment Price
due pursuant to the terms hereof remains unpaid after such date, the Holder may elect by written notice to the Company to invalidate ab initio such Holder Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary. If the Holder makes such an election, this Debenture shall be reinstated with respect to such unpaid amount. For purposes of this Section 8, principal amount of Debentures shall remain outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. The Holder may convert any portion of the outstanding principal amount of the Debentures subject to a prepayment hereunder prior to the date that the Holder Prepayment Price is due and paid in full.

                  9. Ranking. This Debenture ranks pari passu with all other Debentures now or hereafter issued pursuant to the Transaction Documents. No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect of interest, damages or upon liquidation or dissolution or otherwise. The Company will not, and will not permit any

----------

(14)     Only with respect to the Initial Debentures.

(15)     Only with respect to the Additional Debentures.

Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company's obligations under the Debentures.

         10.      Miscellaneous.

                  (a) This Debenture shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Debenture may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Subject to Section 10(a), above, nothing in this Debenture shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding. If either party shall commence a Proceeding, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

                  (f) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  (g) If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

                  (h) Except pursuant to Sections [6(d)(ii)](16), 7 and 8 hereunder, the outstanding principal amount and interest under this Debenture may not be prepaid by the Company without the prior written consent of the Holder.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]


----------

(16)     Only with respect to Initial Debentures.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                    MILLENNIUM CELL INC.


                                    By:________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                            HOLDER CONVERSION NOTICE

(To be Executed by the Registered Holder in order to convert Debentures)

         The undersigned hereby elects to convert the principal amount of Debenture indicated below, into shares of Common Stock of Millennium Cell Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Debenture.

Conversion calculations:

                      _________________________________________________________
                      Date to Effect Conversion

                      _________________________________________________________
                      Principal amount of Debenture owned prior to conversion

                      _________________________________________________________
                      Principal amount of Debenture to be Converted
                      (including _______________ of interest added under Section 3(b) of the Debenture)

                      _________________________________________________________
                      Principal amount of Debenture remaining after Conversion

                      _________________________________________________________
                      Number of shares of Common Stock to be Issued

                      _________________________________________________________
                      Applicable Conversion Price

                      _________________________________________________________
                      Name of Holder
                      By:______________________________________________________
                      Name:
                      Title:

         [] By the delivery of this Conversion Notice the Holder represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in
                  Section 6(d) of the Debenture.

                                    EXHIBIT B

                            COMPANY CONVERSION NOTICE

(To be executed by the Company
in order to convert the Debenture)

         The undersigned in the name and on behalf of Millennium Cell Inc., hereby elects to convert the principal amount of Debenture indicated below, into shares of Common Stock of Millennium Cell Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Debenture.

Conversion calculations:

                      _________________________________________________________
                      Date to Effect Conversion

                      _________________________________________________________
                      Principal amount of Debenture owned prior to conversion

                      _________________________________________________________
                      Principal amount of Debenture to be Converted
                      (including _______________ of interest added under Section 3(b) of the Debenture)

                      _________________________________________________________
                      Principal amount of Debenture remaining after Conversion

                      _________________________________________________________
                      Number of shares of Common Stock to be Issued

                      _________________________________________________________
                      Applicable Conversion Price

                      _________________________________________________________
                      Name of Holder
                      By:______________________________________________________
                      Name:
                      Title:

                      MILLENNIUM CELL INC.

                      By:______________________________________________________
                      Name:
                      Title:

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

Secured Convertible Debentures due on the third year anniversary of the [Original Issue Date](17) [original issue date of the Initial Debentures](18) in the aggregate principal amount of $[ ](19) issued by Millennium Cell Inc. This Conversion Schedule reflects conversions made under the above referenced Debentures.

                                     Dated:

Date of Conversion               Amount of                 Aggregate Principal       Applicable Conversion
                                Conversion                   Amount Remaining                 Price
                                                             Subsequent to
                                                               Conversion
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________
___________________________________________________________________________________________________________

----------

(17)     Only with respect to Initial Debentures.

(18)     Only with respect to Additional Debentures

(19)     $9,000,000 - Initial Debentures

         $3,000,000 - Additional Debentures

                                     ANNEX A

OUR CREDIT NO.      ISSUE DATE        EXPIRY DATE        LETTER OF CREDIT AMOUNT
--------------      ----------        -----------        -----------------------
    XXX            __/__/ 2002         __/__/2003       USD [$9,000,000/$3,000,000]

BENEFICIARY                                           APPLICANT
[PURCHASER]                                      MILLENNIUM CELL INC.
                                                 1 INDUSTRIAL WAY WEST
                                                  EATONTOWN, NJ 07724


DEAR BENEFICIARY:

WE HEREBY ESTABLISH OUR CLEAN STANDBY LETTER OF CREDIT IN YOUR FAVOR, AS BENEFICIARY, WHICH IS AVAILABLE BY PAYMENT AGAINST THE FOLLOWING DOCUMENTS:

1) A DOCUMENT TITLED ON ITS FACE "SIGHT DRAFT" IN ACCORDANCE WITH EXHIBIT A, ATTACHED HERETO AND APPROPRIATELY COMPLETED.

2) AN ORIGINAL OF A "CERTIFICATE OF DRAW", IN THE FORM OF EXHIBIT B, ATTACHED HERETO, APPROPRIATELY COMPLETED AND SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY.

3) THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, FOR OUR ENDORSEMENT. (IF YOUR DEMAND REPRESENTS A PARTIAL DRAWING HEREUNDER, WE WILL ENDORSE THE ORIGINAL CREDIT AND RETURN SAME TO YOU FOR POSSIBLE FUTURE CLAIMS. IF, HOWEVER, YOUR DEMAND REPRESENTS A FULL DRAWING OR IF SUCH DRAWING IS PRESENTED ON THE DAY OF THE RELEVANT EXPIRATION DATE HEREOF, WE WILL HOLD THE ORIGINAL FOR OUR FILES AND REMOVE SAME FROM CIRCULATION.)

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST 60 DAYS (SIXTY DAYS) PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR EXPRESS COURIER THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL ONE YEAR PERIOD. HOWEVER, THIS STANDBY LETTER OF CREDIT SHALL NOT BE EXTENDED BEYOND __/__/2005* WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE.

WE ENGAGE WITH YOU THAT ALL DOCUMENTS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US IF DELIVERED TO WACHOVIA BANK, NATIONAL ASSOCIATION, ATTN: LETTER OF CREDIT DEPARTMENT, MAIL CODE NC 6034, 401 LINDEN STREET, WINSTON-SALEM, NORTH CAROLINA 27101, PRIOR TO 3 P.M. ON OR BEFORE THE EXPIRATION DATE HEREOF.

                                SEE CONTINUATION

[Debenture maturity plus 10 Trading Days]

ATTACHED TO AND FORMING PART OF STANDBY CREDIT NO. XXX PAGE TWO

UPON RECEIPT BY THE UNDERSIGNED OF A CERTIFICATE IN THE FORM OF EXHIBIT C ATTACHED HERETO SIGNED BY AN AUTHORIZED OFFICER OF BENEFICIARY, STATING THAT THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE DEBENTURE HAS BEEN REDUCED BY EITHER PAYMENT OR CONVERSION INTO CAPITAL STOCK AND SETTING FORTH THE AMOUNT OF SUCH REDUCTION, AND ACCOMPANIED BY THE ORIGINAL COPY OF THIS STANDBY LETTER OF CREDIT, WE WILL ENDORSE THIS STANDBY LETTER OF CREDIT TO REFLECT A REDUCTION OF THE UNDRAWN FACE AMOUNT THEREOF BY AN AMOUNT EQUAL TO THE AMOUNT OF SUCH REDUCTION AS SET FORTH IN SUCH CERTIFICATE, AND WILL RETURN SUCH STANDBY LETTER OF CREDIT TO BENEFICIARY. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT DOCUMENTS MAY ALSO BE PRESENTED AT THE COUNTERS OF OUR NEW YORK BRANCH LOCATED AT 11 PENN PLAZA, NEW YORK, NY 10001 FOR FURTHER DELIVERY TO WACHOVIA BANK, NATIONAL ASSOCIATION, ATTN: LETTER OF CREDIT DEPARTMENT, MAIL CODE NC 6034, 401 LINDEN STREET, WINSTON-SALEM, NORTH CAROLINA 27101.

NOTE: IN THE EVENT THAT THE BENEFICIARY ELECTS TO PRESENT DOCUMENTS AT THE COUNTER OF OUR NEW YORK BRANCH, THE BENEFICIARY MUST IMMEDIATELY INSTRUCT THE BRANCH MANAGER [insert name] TO CONTACT ONE OF THE FOLLOWING PERSONS IN THE STANDBY LETTER OF CREDIT DEPARTMENT:

1)  LUISA CIAROI, SUPERVISOR (336) 735-3365
2)  RHONDA SULIER, MANAGER (336) 735-3370

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN THIS LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES 98 (15P 98), PUBLICATION NO. 590." ALL INQUIRIES REGARDING THIS CREDIT SHOULD BE DIRECTED TO US AT OUR PHONE NUMBER 1-800-776-3862.


________________________________________
         AUTHORIZED SIGNATURE

                                    EXHIBIT A

                                   SIGHT DRAFT

$__________________                                           [CITY], [STATE]
                                                              [MONTH] __, 200_

         AT SIGHT, PAY TO THE ORDER OF [PURCHASER] THE SUM OF [AMOUNT IN WORDS] DOLLARS ($__________).

         VALUE RECEIVED, AND CHARGE TO THE ACCOUNT OF MILLENNIUM CELL INC. DRAWN UNDER FIRST UNION NATIONAL BANK STANDBY LETTER OF CREDIT NO. XXX, DATED ______, 2002, ISSUED BY FIRST UNION NATIONAL BANK IN FAVOR OF [PURCHASER] FOR THE ACCOUNT OF MILLENNIUM CELL INC.

                                        [PURCHASER]

                                        BY:____________________
                                        NAME:
                                        TITLE:

PLEASE REMIT PROCEEDS TO OUR ACCOUNT AT:

                                    EXHIBIT B

                               CERTIFICATE OF DRAW

         THE UNDERSIGNED HEREBY CERTIFIES TO FIRST UNION NATIONAL BANK (THE "BANK") WITH REFERENCE TO THE STANDBY LETTER OF CREDIT NO. XXX (THE "LETTER OF CREDIT") ISSUED BY THE BANK IN FAVOR OF [PURCHASER],THAT:

1. I AM THE __________ OF [PURCHASER] AND AM AUTHORIZED TO EXECUTE AND DELIVER THIS CERTIFICATE TO THE BANK ON BEHALF OF [PURCHASER]

2. PURSUANT TO SECTION 2(C) OF THE SECURED CONVERTIBLE DEBENTURE DATED ______ ___, 2002, MADE BY MILLENNIUM CELL INC. PAYABLE TO THE ORDER OF [PURCHASER] IN THE ORIGINAL PRINCIPAL AMOUNT OF [$9,000,000.00/$3,000,000.00] (THE "DEBENTURE"), [PURCHASER] IS ENTITLED TO $_____________ UNDER THE LETTER OF CREDIT.

3.   THE AMOUNT OF THE LETTER OF CREDIT DISBURSEMENT DEMANDED HEREBY IS
     $ ________ .


     IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND THIS __ DAY OF _____ 200__.

                                            [PURCHASER]

                                            BY:___________________________
                                            NAME:
                                            TITLE:

                                    EXHIBIT C

                            CERTIFICATE OF REDUCTION



         THE UNDERSIGNED HEREBY CERTIFIES TO FIRST UNION NATIONAL BANK (THE "BANK") WITH REFERENCE TO THE STANDBY LETTER OF CREDIT NO. XXX (THE "LETTER OF CREDIT") ISSUED BY THE BANK IN FAVOR OF [NAME OF BENEFICIARY], THAT:

1.   I AM THE ____________ OF [PURCHASER] AND AM AUTHORIZED TO
     EXECUTE AND DELIVER THIS CERTIFICATE TO THE BANK ON BEHALF OF [PURCHASER]

2. THE UNDRAWN FACE AMOUNT OF THE LETTER OF CREDIT AS OF THE DATE HEREOF EQUALS $__________.

3. THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT UNDER THE SECURED CONVERTIBLE DEBENTURE DATED ________ __, 2002 MADE BY MILLENNIUM CELL INC. PAYABLE TO THE ORDER OF [PURCHASER] IN THE ORIGINAL PRINCIPAL AMOUNT OF [$9,000,000.00/[$3,000,000.00] (THE "DEBENTURE") HAS BEEN REDUCED BY
    [PAYMENT IN THE AMOUNT OF $______ BY MILLENNIUM CELL INC.] [VIRTUE OF THE CONVERSION OF $_________ OF SUCH PRINCIPAL AMOUNT OUTSTANDING ON THE DEBENTURE INTO SHARES OF CAPITAL STOCK OF MILLENNIUM CELL INC.] ON ______, 200_.

4. WE CONSENT TO A REDUCTION IN THE UNDRAWN FACE AMOUNT OF THE LETTER OF CREDIT BY $[INSERT DOLLAR AMOUNT SET FORTH IN PARAGRAPH 3 ABOVE] AS OF [INSERT DATE SET FORTH IN PARAGRAPH 3 ABOVE].

5.   THE ORIGINAL COPY OF THE LETTER OF CREDIT IS ATTACHED HERETO.

     IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND THIS __ DAY OF _____ 200__.


                                        [PURCHASER]

                                        BY:________________________
                                        NAME:
                                        TITLE:

                                        [APPLICANT]

                                        BY:________________________
                                        NAME:
                                        TITLE: